CUSIP No. 148435100                                                EXHIBIT NO. 1

                             JOINT FILING AGREEMENT

          Knappogue Corp. a Delaware corporation, and Mark Andrews, each hereby agrees, in accordance with Rule 13d-1(k) under the Securities Exchange Act of
1934, that the Schedule 13G filed herewith, and any amendments thereto, relating to the shares of common stock, par value $0.01 of Castle Brands Inc. is and will be jointly filed on behalf of each such person and further agrees that this
Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned hereby execute this Agreement as of the date set forth below.

Dated: February 14, 2008

                                             KNAPPOGUE CORP.

                                             By: /s/ Mark Andrews
                                                 -------------------------------
                                                 Name: Mark Andrews
                                                 Title: Authorized Person

                                                 /s/ Mark Andrews
                                                 -------------------------------
                                                 Mark Andrews